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                                                                       EXHIBIT 5

                         [PALMER & DODGE LLP LETTERHEAD]



                                 April 14, 2000


Lamar Advertising Company
5551 Corporate Boulevard
Baton Rouge, Louisiana 70808


Ladies and Gentlemen:

         We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 500,000 shares of Common Stock, $0.001 par value per share (the "Shares"), of Lamar Advertising Company, a Delaware corporation (the "Company"), issuable upon exercise of options granted or to be granted under the Company's 2000 Employee Stock Purchase Plan (the "Plan").

         It is our opinion that the Shares have been duly authorized for issuance and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the use of our name in the Registration Statement and consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                                     Very truly yours,




                                                   /s/ PALMER & DODGE LLP